UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2021
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AVEO Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Winter Street Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (857) 400-0101
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On December 1, 2021, Jebediah Ledell became the Chief Operating Officer of AVEO Pharmaceuticals, Inc. (the “Company”). Mr. Ledell’s appointment to the position of Chief Operating Officer of the Company was approved by the Company’s board of directors (the “Board”) on November 29, 2021, to be effective upon Mr. Ledell’s commencement of employment on December 1, 2021.

Biographical information regarding Mr. Ledell is set forth below, followed by a summary of the offer letter dated November 12, 2021 (“Offer Letter”) delivered by the Company to Mr. Ledell.

Mr. Ledell, age 46, most recently was employed by Enzyvant Therapeutics, Inc. (“Enzyvant”), a biotechnology company dedicated to developing novel, transformative regenerative therapies for people with devastating rare diseases, from September 2019 to November 2021, where he served as chief operating officer and led key business operations during the recent U.S. Food and Drug Administration approval of RETHYMIC®. From April 2017 to April 2019, Mr. Ledell served as the chief operating officer of Compass Therapeutics, Inc. (“Compass”), a clinical-stage, oncology-focused biopharmaceutical company developing proprietary antibody-based therapeutics to treat multiple human diseases. From June 2014 to December 2017, he served as chief operating officer at Horizon Discovery Group, plc (“Horizon”), a gene editing company that designs and engineers genetically modified cells and then applies them in research and clinical applications that advance human health. While serving as chief operating officer of Compass and Horizon, Mr. Ledell was responsible for leading operations through several changes in scale. Prior to joining Horizon, Mr. Ledell held multiple technology, operations, and development roles at Zalicus Inc. Mr. Ledell holds a BS degree in Chemical Engineering from Worcester Polytechnic Institute.

There are no arrangements or understandings between Mr. Ledell and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Ledell and any director or executive officer of the Company. There are no transactions in which Mr. Ledell has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Pursuant to the terms of the Offer Letter, Mr. Ledell will serve as an “at-will” employee. He will be entitled to receive an annual base salary of $450,000 and a one-time hiring bonus of $50,000. Beginning in 2022, he will also be eligible to participate in the Company’s performance-based incentive bonus program and his bonus target will be equal to 40% of his base salary, based on the achievement of performance goals as determined at the discretion of the Board. In addition, the Board approved the grant of an option (“Option”) to Mr. Ledell to purchase 170,000 shares of the Company’s common stock pursuant to the Company’s 2019 Equity Incentive Plan, as amended. The Option shall vest and become exercisable as to 25% of the shares underlying the Option on the first anniversary of the date of grant and as to the remaining shares underlying the Option in 36 equal monthly installments thereafter, subject to continued service. Such Option will have a per share exercise price equal to the closing sale price of the Company’s common stock on the Nasdaq Capital Market on December 1, 2021.

Effective December 1, 2021, Mr. Ledell and the Company entered into a severance and change in control agreement (the “Severance Agreement”) to provide Mr. Ledell certain severance benefits were his employment as Chief Operating Officer of the Company to cease in the future. Pursuant to the Severance Agreement, in the event that Mr. Ledell’s employment is terminated without “cause” or due to “disability,” or if Mr. Ledell terminates his employment for “good reason” (as such terms are defined in the Severance Agreement), Mr. Ledell will be entitled to receive: (i) his base salary in effect on the date of termination (the “Termination Date”) for the period of time (such period, the “Severance Period”) until the earlier of (A) the date 12 months following the Termination Date or (B) the date on which Mr. Ledell commences other employment or a consulting relationship with substantially equivalent compensation; (ii) reimbursement of monthly premiums for health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act in an amount equal to the amount contributed by the Company for active employees with similar benefits and similar participating beneficiaries until the earlier of (A) the end of the Severance Period or (B) the date that he becomes eligible for group health coverage through another employer; and (iii) any base salary earned but not paid through the date of termination, any vacation time accrued but not used through the date of termination, and any reimbursable business expenses incurred through the date of termination. The severance benefits specified in (i) and (ii) above are subject to the execution and effectiveness of a general release of claims in favor of the Company. In the event Mr. Ledell is terminated following a Change in Control (as defined in the Key Employee Change in Control Severance Benefits Plan, as previously disclosed by the Company in its definitive proxy statement for the 2021 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 28, 2021 (the “Change in Control Plan”)), any benefits paid to Mr. Ledell shall be determined pursuant to the Change in Control Plan. The Severance Agreement also includes standard non-competition, non-solicitation and non-disparagement provisions.

The foregoing summaries of the Offer Letter and Severance Agreement do not purport to be complete and are qualified in their entirety by the full text of the Offer Letter and Severance Agreement, respectively, which the Company intends to file as exhibits to its future filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: December 1, 2021
	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer